UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2011

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

13125 Danielson Street, Suite 104
Poway, California 92064
 (Address of Principal Executive Offices, Zip Code)

(619) 501-3932
(Registrant's Telephone Number, Including Area Code)

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 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.10       Entry Into a Material Definitive Agreement

Effective as of August 12, 2011, the Company executed a Note Purchase Agreement (the “Purchase Agreement”) with St. George Investments, LLC, an Illinois limited liability company (the “Investor”) pursuant to which, among other things, the Company agreed to exchange 5 outstanding convertible promissory notes in the aggregate amount of $525,857 for a consolidated secured convertible promissory note in the amount of $525,857 (the “Consolidated Note”) and agreed to issue a convertible secured promissory note in the aggregate principal amount of $49,297 (the “New Note”).  The Consolidated Note and New Note are secured by all of the assets of the Company pursuant to the terms of a Security Agreement for each of the Consolidated Note and New Note, and the Company also executed a Confession of Judgment for each of the notes.  The Company’s obligations under the Consolidate Note and New Note are also guaranteed by the Company’s subsidiary, Helix Wind, Inc., pursuant to the terms of a Guaranty for each of the notes.

The description contained herein is a brief summary of each of the Purchase Agreement, Consolidated Note, New Note and related agreements. These summaries are not complete, and are qualified in their entirety by reference to the full text of the agreements that are attached as exhibits to this Current Report on Form 8-K.  Readers should review those agreements for a more complete understanding of the terms and conditions associated with this transaction.

Purchase Agreement

Pursuant to the Purchase Agreement, so long as the Consolidated Note and New Note are outstanding, the Company will not (i) incur any new indebtedness for borrowed money without the prior written consent of the Investor; provided, however the Company may incur obligations under trade payables in the ordinary course of business consistent with past practice without the consent of the Investor; (ii) grant or permit any security interest (or other lien or other encumbrance) in or on any of its assets; and (iii) enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any affiliate of the Company, or amend or modify any agreement related to any of the foregoing, except on terms that are no less favorable, in any material respect, than those obtainable from any person who is not an affiliate.

New Note

The New Note has an original issue discount of $10,222 and an obligation to pay $5,000 of the Investor’s transaction fees. Accordingly, the amount provided under the New Note is $34,075.  The New Note bears interest at 6% and matures 6 months from the date of issuance. If there is a default the Note will accrue interest at the rate of 15% per annum. The number of shares of Common Stock to be issued upon such conversion of the New Note shall be determined by dividing (i) the conversion amount under the New Note by (ii) the lower of (1) 100% of the volume-weighted average price of the Company’s Common Stock (the “VWAP”) for the three (3) trading days with the lowest VWAP during the twenty (20) trading days immediately preceding the date set forth on the notice of conversion, or (2) 50% of the lower of (A) the average VWAP over the five (5) trading days immediately preceding the date set forth in the notice of conversion or (B) the VWAP on the day immediately preceding the date set forth in the notice of conversion.  The shares deliverable to the Investor must be delivered electronically, via DWAC or DTC, if the Company is eligible. If the Company does not deliver shares issuable upon conversion of the Note within three days of a conversion notice, the Company must pay the Investor a penalty of 1.5% of the conversion amount added to the balance of the New Note per day. The number of shares the Note is convertible into is subject to customary anti-dilution provisions.

The New Note provides that upon each occurrence of any of the triggering events described below (each, a “Trigger Event”), the outstanding balance under the New Note shall be immediately and automatically increased to 125% of the outstanding balance in effect immediately prior to the occurrence of such Trigger Event,, and upon the first occurrence of a Trigger Event, (i) the outstanding balance, as adjusted above, shall accrue interest at the rate of 15% per annum until the New Note is repaid in full, and (ii) the Investor shall have the right, at any time thereafter until the New Note is repaid in full, to (a) accelerate the outstanding balance under the New Note, and (b) exercise default remedies under and according to the terms of the New Note; provided, however, that in no event shall the balance adjustment be applied more than two (2) times.  The Trigger Events include the following:  (i) a decline in the average VWAP for the Common Stock during any consecutive five (5) day trading period to a per share price of less than one half of one cent ($0.0002); (ii) the occurrence of any Event of Default under the New Note (other than an Event of Default for a Trigger Event which remains uncured or is not waived) that is not cured for a period exceeding ten (10) business days after notice of a declaration of such Event of Default from Investor, or is not waived in writing by the Investor.

An Event of Default under the New Note includes (i) a failure to pay any amount due under the New Note when due; (ii) a failure to deliver shares upon conversion of the New Note; (iii) the Company breaches any covenant, representation or other term or condition in the Purchase Agreement, Note or other transaction document; (iv) having insufficient authorized shares; (v) an uncured Trigger Event; (vi) upon bankruptcy events; or (v) a default under other promissory notes with the Investor.

Consolidated Note

The Consolidated Note bears interest at 15% and is due June 30, 2012.  The number of shares of Common Stock to be issued upon such conversion of the Consolidated Note shall be determined by dividing (i) the conversion amount under the Consolidated Note by (ii) the lower of (1) 100% of the volume-weighted average price of the Company’s Common Stock (the “VWAP”) for the three (3) trading days with the lowest VWAP during the twenty (20) trading days immediately preceding the date set forth on the notice of conversion, or (2) 50% of the lower of (A) the average VWAP over the five (5) trading days immediately preceding the date set forth in the notice of conversion or (B) the VWAP on the day immediately preceding the date set forth in the notice of conversion.  The shares deliverable to the Investor must be delivered electronically, via DWAC or DTC, if the Company is eligible. If the Company does not deliver shares issuable upon conversion of the Note within three days of a conversion notice, the Company must pay the Investor a penalty of 1.5% of the conversion amount added to the balance of the Consolidated Note per day. The number of shares the Note is convertible into is subject to customary anti-dilution provisions.

An Event of Default under the Consolidated Note includes (i) a failure to pay any amount due under the Consolidated Note when due; (ii) a failure to deliver shares upon conversion of the Consolidated Note; (iii) the Company breaches any covenant, representation or other term or condition in the Purchase Agreement, Note or other transaction document; (iv) having insufficient authorized shares; (v) an uncured Trigger Event; or (vi) upon bankruptcy events.

Other Terms

The New Note and Consolidated Note contain certain limitations on conversion and exercise. They provide that no conversion or exercise may be made if, after giving effect to the conversion and/or exercise, the Investor would own in excess of 9.99% of the Company’s outstanding shares of Common Stock.

Other than Excepted Issuances (described below), if the New Note and Consolidated Note are outstanding, the Company agrees to issue shares or securities convertible for shares at a price (including an exercise price) which is less than the conversion price of the New Note and Consolidated Note, then the conversion price and exercise price, as the case may be, shall be reduced to the price of any such securities. The only Excepted Issuances are (i) the Company’s issuance of securities to strategic licensing agreements or other partnering agreements which are not for the purpose of raising capital and no registration rights are granted and (ii) the Company’s issuance to employee, directors and consultants pursuant to plans outstanding.

The Purchase Agreement also contains certain negative covenants regarding the Company and its operation, including, without limitation that the Company may not arrange or facilitate the sale or exchange of any existing securities of the Company, including without limitation warrants, options, convertible debt instruments, or other securities convertible into or exchangeable for shares of Common Stock or other equity of the Company (“Existing Securities”), held by any party other than the Investor, and the Company may not to enter into any debt settlement agreement or similar agreement or arrangement with any party other than the Investor to settle or exchange Existing Securities for share of Common Stock or other equity of the Company.

The New Note and Consolidated Note were offered and sold in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the Investor in connection with the offering.

Item 3.02       Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01       Other Events

As previously announced, Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”), the Company’s former independent auditor, received a default judgment against the Company in its lawsuit in Orange County Superior Court for the alleged unpaid balanced owed by the Company to Squar Milner in the amount of approximately $73,000. On August 18, 2011, the Company received notice that Squar Milner filed a Notice of Judgment Lien against the Company in the amount of $81,374.  The unpaid balance is recorded in accounts payable as of June 30, 2011. This judgment is expected to have a material adverse effect on the Company.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Note Purchase Agreement dated August 12, 2011
Exhibit 10.2	Consolidated Secured Convertible Note dated August 12, 2011
Exhibit 10.3	Secured Convertible Note dated August 12, 2011
Exhibit 10.4	Security Agreement dated August 12, 2011
Exhibit 10.5	Security Agreement dated August 12, 2011
Exhibit 10.6	Guaranty dated August 12, 2011
Exhibit 10.7	Confession of Judgment dated August 12, 2011
Exhibit 10.8	Confession of Judgment dated August 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

Date: August 18, 2011	By:	/s/ Kevin Claudio
Kevin Claudio
Chief Financial Officer